CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the captions “Appendix C – Financial Highlights” in the Prospectus and “Portfolio Holdings Disclosure” and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, dated March 1, 2026 as amended and restated August 25, 2026, and included in this Post-Effective Amendment No. 295 on the Registration Statement (Form N-1A, Registration No. 033-59474) of Principal Funds Inc. (the “Registration Statement”).
We also consent to the incorporation by reference of our report dated December 22, 2025, with respect to the financial statements and financial highlights of California Municipal Fund, Core Fixed Income Fund, Core Plus Bond Fund, Diversified International Fund, Equity Income Fund, Finisterre Emerging Markets Total Return Bond Fund, Global Emerging Markets Fund, Global Real Estate Securities Fund, Government & High Quality Bond Fund, Government Money Market Fund, High Yield Fund, Inflation Protection Fund, International Equity Fund, LargeCap Growth Fund I, LargeCap S&P 500 Index Fund, LargeCap Value Fund III, MidCap Fund, MidCap S&P 400 Index Fund, MidCap Value Fund I, Money Market Fund, Multi-Sector Income Fund (formerly Diversified Income Fund), Overseas Fund, Principal Capital Appreciation Fund, Principal LifeTime Strategic Income Fund, Principal LifeTime 2015 Fund (merged with the Principal Lifetime Strategic Income Fund on July 12, 2026), Principal LifeTime 2020 Fund, Principal LifeTime 2025 Fund, Principal LifeTime 2030 Fund, Principal LifeTime 2035 Fund, Principal LifeTime 2040 Fund, Principal LifeTime 2045 Fund, Principal LifeTime 2050 Fund, Principal LifeTime 2055 Fund, Principal LifeTime 2060 Fund, Principal LifeTime 2065 Fund, Principal LifeTime 2070 Fund, Principal LifeTime Hybrid Income Fund, Principal LifeTime Hybrid 2015 Fund (merged with the Principal Lifetime Hybrid Income Fund on July 12, 2026), Principal LifeTime Hybrid 2020 Fund, Principal LifeTime Hybrid 2025 Fund, Principal LifeTime Hybrid 2030 Fund, Principal LifeTime Hybrid 2035 Fund, Principal LifeTime Hybrid 2040 Fund, Principal LifeTime Hybrid 2045 Fund, Principal LifeTime Hybrid 2050 Fund, Principal LifeTime Hybrid 2055 Fund, Principal LifeTime Hybrid 2060 Fund, Principal LifeTime Hybrid 2065 Fund, Principal LifeTime Hybrid 2070 Fund, Real Estate Securities Fund, SAM Balanced Portfolio, SAM Conservative Balanced Portfolio, SAM Conservative Growth Portfolio, SAM Flexible Income Portfolio, SAM Strategic Growth Portfolio, Short-Term Income Fund, SmallCap Fund, SmallCap Growth Fund I, SmallCap S&P 600 Index Fund, SmallCap Value Fund II, Tax-Exempt Bond Fund (61 of the portfolios constituting Principal Funds, Inc) included in the Annual Report to Shareholders (Form N-CSR) for the year ended October 31, 2025, into this Registration Statement filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Minneapolis, Minnesota
August 25, 2026